Exhibit 10.11
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o        MANAGEMENT INCENTIVE COMPENSATION PROGRAM: AN OVERVIEW

o        CORPORATE PLAN

o        2005 INCENTIVE PLAN:  CRITERIA, MEASUREMENTS
         -        Overall Corporate Financial Target
         -        Individual MBO Contributions
         -        Bonus Payout Matrices

Revised 01/05

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                 MANAGEMENT INCENTIVE COMPENSATION PROGRAM (MIP)
                 -----------------------------------------------
The following is an overview of the program: criteria for eligibility, rules for participation, how the program is implemented, potential bonus opportunity range for individual participants for meeting their own specific target levels, and how award payouts are determined at year-end.
For details on the actual criteria and formula applied to determine award payments, which takes into account overall corporate financial performance as well as individual achievement in terms of stated job objectives (MBO), see the
2005 MIP Plan, page 6.
1.       PURPOSE
         -------
         The objectives of the Management Incentive Compensation Program (the
         "Program") are:
         a.       To attract and retain key management personnel who are in
                  positions to make substantial contributions to the growth and profitability of the Company;
         b.       To channel and direct the efforts of these key employees
                  toward accomplishing the Company's goals and to encourage the use of annual planning and measurement practices;
         c.       To provide a means for the payment of incentive compensation in addition to competitive salaries for the achievement of annual Company, departmental and individual performance
                  objectives.

2.       EFFECTIVE DATE
         --------------
         The Program will be effective as of January 1st and will govern the creation of an annual incentive plan thereafter (a "Plan") for certain specified employees each fiscal year until the Program is terminated by the Board of Directors.
3.       PARTICIPANTS
         ------------
         In January of each fiscal year, the Chief Executive Officer of the
         Company will prepare a list of eligible employees who are likely to have a significant impact on the growth and earnings of the Company for that Plan year. Eligibility criteria will reflect an employee's accountability, responsibility and position level. The Compensation and
         Development Committee of the Company will review the recommended list, make any appropriate changes and approve a final list of Program participants ("Participants") for each annual Plan. A Participant whose employment during a fiscal year terminates for any reason other than death, disability or retirement will not be eligible to receive incentive compensation awards unless otherwise agreed upon in advance.
         New employees and employees promoted to an eligible position during a year may be eligible for incentive awards in proportion to the part of the year that they were in their new positions, provided approval of eligibility is granted by the Chief Executive Officer and/or
         Compensation and Development Committee.
4.       ADMINISTRATION
         --------------
         The Program will be administered by the Compensation and Development
         Committee of the Board of Directors which has the sole authority to interpret the Program, to prescribe, amend and rescind the rules and regulations relating to the Program, to determine participation and awards, and to make all other determinations necessary for the administration of the Program to achieve its stated objectives.
         Members of this Committee are not eligible to participate in the
         Program.
5.       PROGRAM IMPLEMENTATION
         ----------------------
         The following procedure will be followed in establishing a Plan each year for the Participants:
         a.       At the beginning of each year, the Chief Executive Officer will submit to the Compensation and Development Committee a
                  Plan for that fiscal year.
         b.       The Compensation and Development Committee will review the submitted Plan, make any amendments, and approve a final Plan for the year.
         c.       Following the approval of the Plan for each year, the Chief
                  Executive Officer will:
                  c.1      Advise each Participant of their eligibility,
                  c.2      Advise each Participant of their "Bonus Opportunity
                           Range" which is the range of possible bonus payouts
                           based on meeting pre-specified target levels set for
                           each Plan (for example, an individual may have a
                           Bonus Opportunity Range of "10%-20%" for reaching
                           target levels 1-9 such that a 10% payout is made if
                           the minimum target level 5 is reached, and higher
                           payout percentages are made at higher levels until a
                           maximum payout of 20% would be made if target level 9
                           is reached); and,
                  c.3      Ensure that each Participant completes a 2005 MBO-GBC
                           Management Incentive Compensation Program worksheet
                           ("MBO"), see Exhibit C, with their immediate
                           supervisor wherein quantifiable objectives will be
                           selected, agreed upon and which will be used in
                           conjunction with other criteria established in each
                           Plan to determine the amount of the potential bonus
                           for each Participant.

6.       AWARD DETERMINATION
         -------------------
         In December of each fiscal year, the Chief Executive Officer will review the performance of each Participant with the appropriate supervisor by judging the degree of accomplishment of each pre-established objective in the Plan, taking into account both the controllable and uncontrollable events that occurred during the year, and ensure that a calculation of the appropriate bonus payout is made for each Participant. The Chief Executive Officer will then submit the appropriate documentation and bonus payout, expressed as a percentage of actual base salary and dollar amount, for each Participant to the
         Compensation and Development Committee for approval.
         In no case will the bonus payout exceed the maximum for the category.
         In the event that the Company's goals are substantially changed by the
         Board of Directors during the course of the fiscal year, the above procedure will take place as if the fiscal year had ended. Incentive awards will be prorated and a new performance cycle will commence for the remainder of the fiscal year. Bonus payouts determined for a portion of the fiscal year will be deferred until after the close of the fiscal year.
7.       PAYMENT
         -------
         Each Participant's annual incentive award will be determined by multiplying each Participant's year-end salary by the Participant's percentage award. Payment of the award will be made in cash as soon as possible after the close of the fiscal year.

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                               YEAR 2005 MIP PLAN
                               ------------------
Following are the criteria and formula used in determining the overall 2005 MIP
Plan. Both the Company's overall corporate financial performance as well as an individual's own contributions are weighed equally in determining individual bonus payments under the 2005 Plan.
1.       PLAN CRITERIA
         -------------
         The Year 2005 MIP Plan (the "Plan") will be governed by the following two criteria, a 50% weighting for the attainment of the Corporate
         Financial Target (defined as Company Operating Income, less a Capital
         Charge [15% of average company-wide Inventory and Accounts
         Receivables]) and a 50% weighting for individual MBO contributions measured by predetermined objectives for each Participant.
         This Plan is designed for all corporate level management, 100% of each
         Participant's financial goals will be keyed to the performance of the corporation.

         FINANCIAL TARGETS
         -----------------
         The Year 2005 Plan will provide a Financial Target for the company. As described above, the 2005 Financial Target will be Operating Income less a Capital Charge (15% of Average Inventory and Accounts
         Receivables). All calculations will exclude the impact of extraordinary gains and losses, but miscellaneous gains and losses will be included.
         The determination as to whether an item is included or excluded from operating income is up to the discretion of the GBC Chief Financial
         Officer and the Compensation and Development Committee.
         At the beginning of the year, the Chief Executive Officer will submit the Financial Target to the Compensation and Development Committee. The
         Compensation and Development Committee will review, amend if necessary, and approve a final list of targets which shall become Exhibit A to this Plan.
         As soon as possible after the accounting close of the fiscal year, the
         Chief Executive Officer will ensure that calculations of the Financial
         Target for the corporation are made and a rating assigned. The calculation and rating will be reviewed, amended if necessary, and approved by the Compensation and Development Committee. The final determinations of each of the ratings and the MBO Achievement Levels described below are used to determine the appropriate scores for the
         Bonus Payout Matrix in Exhibit B.
         MBO ACHIEVEMENT LEVELS
         ----------------------
         At the end of the year, the Chief Executive Officer will submit to the
         Compensation and Development Committee a list showing the rating for each level of achieving

         MBOs for the Participants. The Compensation and Development Committee
         will review, amend if necessary, and approve a final list of MBO
         Achievement Levels which shall become Exhibit D to this Plan. At the beginning of the year, each Participant will complete a list of personal goals and objectives for the year to be approved by their supervisor.
         Corporate participants would have four to six MBOs each year. The list will be reviewed, amended if necessary, and approved by the
         Participant's supervisor. The completed list must be submitted to Perry
         Zukowski by March 31, 2005.
         At the end of the year, each Participant's degree of achievement of the list of goals and objectives will be graded by their supervisor who shall assign a rating of "0" through "9". The program is designed such that a rating of "5" is considered 100% accomplishment of all objectives. Participants may score above "5" if their efforts during the year are considered extraordinary.

2.       DETERMINATION OF PARTICIPANT'S POSITION ON BONUS EARNINGS MATRIX
         ----------------------------------------------------------------
         Participants in the Corporate Plan will have their "Company
         Performance" score in the Bonus Payout Matrix in Exhibit B based on financial ratings of the corporation using 100% of the Financial Target rating as shown on Exhibit A. An example of this calculation is presented below:
                             CORPORATE FINANCIAL PERFORMANCE
                             -------------------------------
                              Financial Target Rating of "6"
         A Participant's bonus payout would then be determined by plotting the
         "Company Performance" score and the Participant's MBO rating on the
         Bonus Payout matrix in Exhibit B. To receive a payout, the Participant must have attained at least a "1" score for both the "Company
         Performance" score and the Participant's MBO rating. If for example the
         Participant's MBO rating was "5" then their bonus percentage amount would be found at the intersection of the "6" score for Financial
         Ratings and the "5" score for MBO Performance.

                                    EXHIBIT A
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                                    2005 PLAN
                              MIP FINANCIAL TARGETS
                                     (000'S)

                    (Financial Targets Intentionally Omitted)